UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2024

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2024, the Board of Directors (the “Board”) of The Estée Lauder Companies Inc. (the “Company”) appointed Stéphane de La Faverie, as its President and Chief Executive Officer, effective January 1, 2025. Fabrizio Freda, current President and Chief Executive Officer, will transition from those offices and resign from the Company’s Board at the end of the day on December 31, 2024. He will remain employed as a Special Advisor to the Company until he retires on June 30, 2026.  Mr. de La Faverie will become a member of the Board effective January 1, 2025, to fill the vacancy that arises from Mr. Freda’s resignation. Additionally, William P. Lauder will be stepping down from his role as Executive Chairman following the Annual Meeting of Stockholders on November 8, 2024 (the “Annual Meeting”), and will cease to be an employee when he retires on March 1, 2025. Mr. Lauder will continue to serve on the Company’s Board as Chair following the Annual Meeting.

Mr. de La Faverie, age 50, joined the Company in January 2011. He is currently Executive Group President and has been in that role since September 2022. From July 2020 through August 2022, he was Group President, The Estée Lauder Companies, and Global Brand President, Estée Lauder and AERIN Beauty. From July 2016 to June 2020, he was Global President, Estée Lauder.

In connection with these changes, each of Mr. Freda and Mr. de La Faverie executed amendments to their respective employment agreements.

Mr. de La Faverie’s Amended Employment Agreement

Under the amended employment agreement dated as of October 29, 2024 for Mr. de La Faverie, he will become President and Chief Executive Officer as of January 1, 2025. The agreement provides that Mr. de La Faverie will continue to be an employee-at-will and serve as President and Chief Executive Officer until his retirement or other termination of employment.  The agreement provides for his base salary and bonus opportunities to be set by the Compensation Committee of the Board and that his equity grants will be determined by the Stock Plan Subcommittee.  Effective January 1, 2025, his base salary will be at an annual rate of $1,500,000 and his aggregate bonus opportunity at target will be $3,000,000, which for fiscal 2025 will be prorated based on his time in the role of President and Chief Executive Officer. Additionally, he will receive a one-time cash payment of $25,000 in connection with entry into the amendment. As President and Chief Executive Officer, Mr. de La Faverie’s annual equity-award target opportunity will have a value of no less than $10,000,000 (before application of his individual performance adjustment). For fiscal 2025, his total equity-award target opportunity will be prorated based on his time in the role of President and Chief Executive Officer, for a total prorated grant value of $6,740,500, which includes an additional grant with value of $3,259,500, subject to approval by the Stock Plan Subcommittee. He will be eligible to participate in the Company’s Profit Recovery and Growth Plan (“PRGP”) incentive program for fiscal 2025 and fiscal 2026 at a target opportunity of 25% of his annual equity based compensation award target opportunity, up to a maximum of 50%, the achievement of which could result in a grant of restricted stock units (“RSUs”) in August 2025 and August 2026. Grants under the PRGP incentive plan will have a two-year cliff vesting, subject to the terms of the plan and approval by the Stock Plan Subcommittee.

The provisions in Mr. de La Faverie’s amended employment agreement relating to payments and other benefits in connection with the termination of employment under various circumstances are generally unchanged. See the Company’s proxy statement for the Annual Meeting filed with the SEC on September 19, 2024, under the heading “Executive Compensation – Potential Payments Upon Termination of Employment or Change in Control.” He is entitled to standard benefits generally available to other executive officers of the Company.

Mr. Freda’s Employment Agreement Amendment

The amendment to the employment agreement dated October 29, 2024, for Mr. Freda provides that after Mr. Freda steps down from the offices of President and Chief Executive Officer on December 31, 2024 and when Mr. de La Faverie succeeds him in such offices effective January 1, 2025, Mr. Freda will serve as a Special Advisor to the Company until his retirement as an employee from the Company on June 30, 2026 (the “Special Advisor Period”). Under the amendment, Mr. Freda is required to devote not less than 20 percent of his time to his responsibilities as Special Advisor.

During the Special Advisor Period, Mr. Freda’s annual base salary rate of $2,100,000 will remain unchanged. His annual target bonus opportunity for fiscal 2025 (which includes the period he is serving as President and Chief Executive Officer) and fiscal 2026 will remain at $5,775,000. Pursuant to the amendment, Mr. Freda will receive an equity award target opportunity for fiscal 2026 with a value at the time of grant of $12,500,000. Under the terms of the amendment, Mr. Freda will be eligible to participate, for fiscal 2025 only, in the PRGP incentive plan at a target opportunity of $3,125,000, the achievement of which could result in a grant of RSUs in August 2025. He will also continue to be eligible for benefits generally available to other executive officers, with the addition of certain relocation expenses, cybersecurity and digital privacy protection services, and the continuation of transportation and security benefits. In connection with Mr. Freda’s retirement from the Company on June 30, 2026, Mr. Freda will be eligible for benefits including financial counseling services, relocation expenses, transition support services, an office and administrative support until June 30, 2028, and an annual allowance to purchase Company products.

The amendment to Mr. Freda’s employment agreement modifies certain provisions, effective October 29, 2024, which provide for payments and other benefits in connection with the termination of his employment under various circumstances. If his employment terminates prior to June 30, 2026, except in the case of his voluntary resignation or by the Company for “cause,” Mr. Freda will be paid or provided any remaining compensation or benefits that would have been owed through June 30, 2026 but have not yet been paid, subject to the terms of applicable plans (other than any terms that require the continued employment as a condition to receiving or retaining any such compensation or benefits). In the event Mr. Freda voluntarily resigns, the amendment additionally provides for him to receive ongoing office and administrative support. The amendment also removes provisions in the employment agreement relating to termination by Mr. Freda for “good reason” following a change in control and removes the provision relating to termination by Mr. Freda for a “material breach” by the Company. He will continue to be subject to a covenant not to compete.

Mr. Lauder’s Employment and Role

William P. Lauder will be stepping down from his role as Executive Chairman following the Annual Meeting and will cease to be an employee when he retires on March 1, 2025. Mr. Lauder will continue to serve on the Company’s Board as Chair following the Annual Meeting. Under the terms of his employment arrangement with the Company, his current compensation and benefits remain unchanged through March 1, 2025, except that his annual bonus payout, if any, for fiscal 2025 will be prorated due to his retirement. Beginning March 1, 2025, while he is Chair and no longer an employee, Mr. Lauder will be compensated consistent with the Company’s program for compensating non-employee directors, including reimbursement of expenses, and for service as Chair of the Board, receive an additional retainer of $225,000 annually and be entitled to continued office and administrative support.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: November 1, 2024	By:	/s/ Rashida La Lande
		Name:	Rashida La Lande
		Title:	Executive Vice President and General Counsel

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